UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025 (December 16, 2025)

CĪON Investment Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	814-00941	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Park Avenue, 25th Floor New York, New York 10017
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CION	The New York Stock Exchange
7.50% Notes due 2029	CICB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 16, 2025, CĪON Investment Corporation (“CION”) entered into a Note Purchase Agreement with certain institutional investors (the “Note Purchase Agreement”) in connection with CION’s issuance of $172.5 million aggregate principal amount of its senior unsecured notes, consisting of (i) $125 million in aggregate principal amount of its senior unsecured notes due 2029 (the “2029 Notes”), and (ii) $47.5 million in aggregate principal amount of its senior unsecured notes due 2027 (the “2027 Notes” and, together with the 2029 Notes, the “Notes”). The 2029 Notes were issued at a purchase price equal to 99.75% of the principal amount of the 2029 Notes and the 2027 Notes were issued at par. CION intends to use the net proceeds to primarily repay debt under its $125 million senior unsecured notes due February 2026, make investments in portfolio companies in accordance with its investment objectives, and for working capital and general corporate purposes. The Notes are rated investment grade by DBRS, Inc.

The 2029 Notes and the 2027 Notes will bear interest at a fixed rate equal to 7.70% and 7.41% per year, respectively, which will be paid semiannually commencing on June 15, 2026. The 2029 Notes and the 2027 Notes will mature on December 15, 2029 and December 15, 2027, respectively. CION has the right to, at its option, redeem all or a part that is not less than 10% of the 2029 Notes and the 2027 Notes (i) on or before September 14, 2029 and September 14, 2027, respectively, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus an applicable “make-whole” amount equal to (x) the discounted value of the remaining scheduled payments with respect to the principal of such Note that is to be prepaid or becomes due and payable pursuant to the Note Purchase Agreement over (y) the amount of such called principal, plus accrued and unpaid interest, if any, and (ii) after September 14, 2029 and September 14, 2027, respectively, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed, plus accrued and unpaid interest, if any. For any redemptions of the 2029 Notes and the 2027 Notes occurring on or before September 14, 2029 and September 14, 2027, respectively, the discounted value portion of the “make whole amount” is calculated by applying a discount rate on the same periodic basis as that on which interest on such Notes is payable equal to the sum of 0.50% plus the yield to maturity of the most recently issued U.S. Treasury securities having a maturity equal to the remaining average life of such Notes, or if there are no such U.S. Treasury securities, using such implied yield to maturity determined in accordance with the terms of the Note Purchase Agreement.

The Notes are general unsecured obligations of CION that rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by CION, rank effectively junior to any of CION’s secured indebtedness (including unsecured indebtedness that CION later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by certain of CION’s subsidiaries, financing vehicles or similar facilities.

The Note Purchase Agreement contains other terms and conditions, including, without limitation, affirmative and negative covenants such as (i) information reporting, (ii) maintenance of CION’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, (iii) minimum shareholders’ equity of $493.1 million, (iv) a minimum asset coverage ratio of not less than 150%, (v) a minimum interest coverage ratio of 1.25 to 1.00 and (vi) an unencumbered asset coverage ratio of 1.25 to 1.00. The Note Purchase Agreement also contains a “most favored lender” provision in favor of the purchasers in respect of any new unsecured indebtedness in excess of $25 million incurred by CION, which indebtedness contains a financial covenant not contained in, or more restrictive against CION than those contained, in the Note Purchase Agreement. In addition, the Note Purchase Agreement contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-default under other indebtedness or derivative securities of CION in an outstanding aggregate principal amount of at least $25 million, certain judgments and orders, and certain events of bankruptcy.

The offering was conducted, and the Notes were issued, as a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. As a result, the Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

The foregoing description of the Note Purchase Agreement as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. A copy of a press release announcing the foregoing is also attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Note Purchase Agreement, dated as of December 16, 2025, by and among CĪON Investment Corporation and certain institutional investors.
99.1	Press Release dated December 18, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation
Date:	December 18, 2025	By:	/s/ Michael A. Reisner
Co-Chief Executive Officer